TERMINATION AGREEMENT



This Termination Agreement (hereinafter and referred to as "Agreement"), is entered into as of this ___ day of December 2003 by and between Stanford Capital Corporation, a Delaware Corporation, formerly Ecological Services, Inc. (hereinafter "Ecological") and Stanford Capital International Limited, a Hong Kong Corporation (hereinafter referred to as "Stanford"), upon the following premises:

                                    Premises

WHEREAS, on or about the ___ day of November 2002 Ecological and Stanford entered into an Exchange Agreement whereby Ecological acquired all of the issued and outstanding shares of Stanford for 10,000 shares of its common stock;

WHEREAS, Ecological could not resume trading as scheduled.

NOW THEREFORE, in consideration of the stated premises and in consideration of the mutual covenants and agreements herein set forth and the mutual benefits to the parties to be derived herefrom, it is agreed as follows:


                                    Agreement

1.   The Exchange Agreement dated the day of November __, 2002 is hereby voided.

2. The shares of Ecological issued to the shareholders of Stanford Corporation in consideration of the acquisition of Stanford by Ecological shall be returned to the Treasury of Ecological.

3. The shares of Stanford tendered to Ecological shall be returned by Ecological to the original shareholders of Stanford.

4. Each party to this Agreement shall bear their own cost in accomplishing the terms of this Agreement, however, the shareholders of Stanford shall be issued 50,000 restricted shares of Ecological.

5. All assets of Stanford held by Ecological shall immediately be returned to Stanford and all assets held of Ecological held by Stanford shall be immediately returned to Ecological.

6. Each party hereto agrees to hold the other party harmless from any causes of action which may arise out of the termination of this agreement.


7. This Agreement shall be governed by and accordance with the laws of the United States of America and with the respect of the matters of state law, with the laws of the State of Delaware without giving affect to principals of conflicts of law hereunder.

8. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given and personally delivered to it or sent by telecopy, overnight courier, registered mail, or certified mail, postage prepaid, and addressed as follows:

         If to Ecological:          Ecological Services, Inc.
                                    11637 Orpington Street
                                    Orlando, FL 32817

         If to Stanford:            Stanford Capital International Limited
                                    Suite 4703
                                    Central Plaza
                                    18 Harbour Road
                                    Wanchai, Hong Kong

         With copies to:            Vanderkam & Associates
                                    1301 Travis, #1200
                                    Houston, TX 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy, and receipt is confirmed by telephone and (iv) three
(3) days after mailing, if sent by registered or certified mail.

9. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

10. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supercedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

11. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

13. Every right and remedy provided herein shall be cumulative with every other right and remecy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.


ATTEST:                                 ECOLOGICAL SYSTEMS, INC.


/s/ Hank Vanderkam                       BY:/s/
Secretary or Assistant                  President
Secretary

ATTEST:                                 STANFORD CAPITAL INTERNATIONAL
                                        LIMITED

/s/ Christine Lam                        BY: /s/
Secretary or Assistant                  President
Secretary


The undersigned shareholders of Stanford Capital International Limited hereby agree to participate in the Exchange on the terms set forth above. Subject to
Section 7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of Stanford Capital International Limited set out in Article I hereof and that, to the best of knowledge, all of such representations and warranties are true and correct.

                                           /s/ Young Antonio Chun Kwan
                                           Young Antonio Chun Kwan, individually

                                           /s/ Tam Cheuk Ling
                                           Tam Cheuk Ling, individually

                                           /s/ Tam Cheuk Ling
                                           Wai Lai Yung, individually


                                           /s/ Wan Petra Ah Chun
                                           Wan Petra Ah Chun, individually

                                           /s/ Sun Kam Fai
                                           Sun Kam Fai, individually


                                           By:___________________________
                                            Its:____________________________

                                            /s/ Cheung Wing Lam
                                            Cheung Wing Lam, individually

                                            By:____________________________
                                            Its:_____________________________

                                            /s/ Hung Kwok Wing
                                            Hung Kwok Wing, individually


                                            /s/ Wong Ka Ming
                                            Wong Ka Ming, individually

                                            Metrolink Holdings Ltd.


                                            By:_____________________________
                                            Its:_____________________________